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                                                                     EXHIBIT 5.1

                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                             80 South Eighth Street
                              Minneapolis MN 55420

                               September 27, 2000

Hypertension Diagnostics, Inc.
2915 Waters Road, Suite 108
Eagan, Minnesota 55121-1562

     Re:  Registration of Units and Class A Redeemable Warrants on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Hypertension Diagnostics, Inc., a Minnesota corporation (the "Company"), in connection with the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), of up to 175,000 units and up to 175,000 Class A Redeemable Warrants (collectively, the "Securities") of the Company, issued or issuable upon exercise of warrants to purchase units ("Unit Warrants"). Each Unit is convertible to one share of Common Stock of the Company and one Class A Redeemable Warrant to purchase one share of common stock. You have requested our opinion in connection with the registration of the Securities covered by the Prospectus, contained in the Registration Statement (the "Prospectus"). Please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:

     1. The Company is a validly existing corporation in good standing under the laws of the State of Minnesota.

     2. The units and Class A Redeemable Warrants issued by the Company have been and will be duly authorized securities of the Company.

     For the purposes of this opinion, we are assuming the proper exercise of the Unit Warrants and all certificates evidencing the Securities, and that the appropriate certificates are duly filed and recorded in every jurisdiction in which such filing or recordation is required in accordance with the laws of such jurisdictions. We express no opinion as to the laws of any state or jurisdiction other than Minnesota.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Opinions" in the Prospectus comprising a part of the Registration Statement.


                                          Very truly yours,

                                          /s/ LINDQUIST & VENNUM P.L.L.P.
                                          LINDQUIST & VENNUM P.L.L.P.